                                                               Exhibit EX-99.p.8

                                 CODE OF ETHICS
                                       OF
                                THE BERWYN FUNDS
                             THE KILLEN GROUP, INC.

PREAMBLE

     This Code of Ethics is being  adopted  for The Berwyn  Funds and The Killen
Group,  Inc.,  investment  advisor  to the  series  of  The  Berwyn  Funds  (the
"Advisor"),  in compliance with the  requirements of Rule 17j-1, as amended (the
"Rule"),  adopted by the U.S.  Securities and Exchange  Commission ("SEC") under the  Investment  Company Act of 1940, as amended (the "Act"),  to effectuate the purposes and  objectives of that Rule.  The Berwyn Funds is a Delaware  Business
Trust (the "Trust") that has three portfolio series,  Berwyn Fund, Berwyn Income
Fund,  and Berwyn  Cornerstone  Fund.  The Rule makes it  unlawful  for  certain persons, including officers,  trustees and Advisory Persons of The Berwyn Funds, and officers,  directors and Advisory  Persons of the Advisor in connection with the purchase and sale,  directly or  indirectly,  by such persons of  securities held or to be acquired by The Berwyn Funds:

     (1)  to employ a device, scheme or artifice to defraud the Trust;

     (2)  to make to the Trust any untrue  statement of a material  fact or omit to state  to the  Trust a  material  fact  necessary  in order to make statements made in light of the  circumstances in which they are made, not misleading;

     (3)  to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Trust; or

     (4)  to engage in a manipulative practice with respect to the Trust.

This Rule also  requires  that the Trust and the  Advisor  shall adopt a written code of ethics  containing  provisions  reasonably  necessary to prevent persons from  engaging  in acts  in  violation  of the  above  standard  and  shall  use reasonable diligence,  and institute procedures reasonably necessary, to prevent violation of the Code.

     Set forth  below is the Code of Ethics  adopted  by the Boards of the Trust and the Advisor in compliance with the Rule. This Code of Ethics is based on the principle  that the trustees,  directors,  officers and Advisory  Persons of the
Trust and Advisor owe a fiduciary duty to, among others, the shareholders of the
Trust  to  conduct  their   affairs,   including   their   personal   securities
transactions, in such a manner to avoid (i) serving their own personal interests ahead of  shareholders;  (ii) taking  inappropriate  advantage of their position with the Trust;  and (iii)  engaging  in any actual or  potential  conflicts  of interest or any abuse of their position of trust and responsibility.

I.     DEFINITIONS

          (1) "Access Person" means any trustee, director,  officer, or Advisory
     Person of the Trust or the Advisor who, in the ordinary  course of business makes,  participates in, or obtains  information  regarding the purchase or sale of  Securities  by the  Trust,  or whose  functions  or  duties in the ordinary course of business relate to the making of any  recommendation  to the Trust regarding the purchase or sale of a Security.

          (2)  "Advisory  Person" means (i) any employee of the Trust or Advisor who, in connection  with his or her regular  functions or duties,  normally makes,  participates  in, or  obtains  current  information  regarding  the purchase or sale of securities by the Trust, or whose  functions  relate to the making of any  recommendation  with respect to such purchases or sales;
     and (ii) any  natural  person  in a  control  relationship  to the Trust or
     Advisor   who   regularly    obtains   current    information    concerning
     recommendations  made to the Trust with regard to the purchase or sale of a security by the Trust.

          (3) "Beneficial  Ownership" shall be interpreted in the same manner as it would be in  determining  whether a person is  considered a  "beneficial owner" as defined in Rule 16a-1(a)(2) under the Securities  Exchange Act of
     1934, as amended,  which, generally speaking,  encompasses those situations where the  beneficial  owner has the right to enjoy some  economic  benefit from the  ownership of the security.  A person is normally  regarded as the beneficial  owner of securities held in the name of his or her spouse,  any dependents or minor children living in his or her household.

          (4) "Control" shall have the same meaning as that set forth in Section
     2(a)(9) of the Act.

          (5) "Disinterested Trustee" means a Trustee of the Trust who is not an
     "interested  person" of the Trust within the meaning of Section 2(a)(19) of the Act.

          (6)  "Investment  Personnel"  means (a) any employee of the Trust,  or
     Advisor,  or of any  company  in a  control  relationship  to the  Trust or
     Advisor  who, in  connection  with his or her regular  functions or duties, makes or  participates  in making  recommendations  regarding  the  Trust's purchase or sale of securities  or (b) any natural  person who controls the
     Trust or Advisor or who obtains information  concerning  recommendations to the Trust regarding the purchase or sale of securities by the Trust.

          (7) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

          (8)  "Security"  shall  have the same  meaning  set  forth in  Section
     2(a)(36) of the Act, except it shall not include direct  obligations of the
     United  States  Government,  bankers'  acceptances,  bank  certificates  of deposit,  commercial paper, high quality instruments,  including repurchase agreements,  and shares of registered open-end investment  companies unless the investment  company is a "reportable"  fund as defined in Reg.  275.204
     A-1(9) of the  Investment  Advisers  Act.  The term  "security"  shall also include exchange traded funds (ETFs).

          (9)"Reportable"  fund is an  investment  company or any fund for which
     The Killen Group,  Inc. serves as the investment  advisor or any fund whose investment  advisor  controls,  is controlled by or is under common control with The Killen Group, Inc.

          (10) A "security held or to be acquired" by the Trust is defined under
     Rule to include: (1) any security which within the most recent fifteen (15)
     days  (a) is or has  been  held by the  Trust,  or (b) is being or has been considered  by the Trust or the Advisor for purchase by the Trust;  and (2)
     any option to purchase or sell any security which is considered convertible into or exchangeable for a security  described in subparts (1)(a) or (1)(b)
     of this paragraph 9.

          (11) "Actual  Knowledge" means knowledge that an individual  possesses or knowledge that an individual  may reasonably be expected to acquire,  in performance of their duties.

II. PERSONAL TRADING RESTRICTIONS

(1)  No Access Person shall:

     (a)  engage in any act, practice or course of conduct,  which would violate the provisions of the Rule set forth above;

     (b)  purchase, directly or indirectly, any security in which he or she has, or by reason of such  transaction  acquires,  any  direct or  indirect beneficial ownership,  and that such Access Person knew or should have known, at the time of such purchase, was held or was to be acquired by the Trust;

     (c)  sell,  directly or indirectly,  any security which he or she owns, and that such Access Person had actual knowledge at the time of such sale, was  held by the  Trust  unless  the  Access  Person  obtains  written approval  for the sale  from the  Compliance  officer.  The  basis for granting  such  approval will be that the Trust has not engaged in any transaction in the security for the five business days before the date of the request and the Trust does not plan on doing a  transaction  in the security for five business days from the date of the request;

     (d)  purchase or sell any security,  except a reportable fund, unless he or she obtains  written  approval from the Compliance  officer before the transaction; or

     (e)  disclose to other  persons  the  securities  activities  engaged in or contemplated for the Trust.

(2)  No Investment Personnel shall:

     (a)  purchase or sell, directly or indirectly,  any security in which he or she has,  or by reason of such  transaction  acquires,  any  direct or
          indirect  beneficial  ownership,   in  a  limited  offering  ("private
          placement") or initial public offering  ("IPO") without prior approval from the Compliance  officer.  [In  determining  whether to grant such prior approval,  the Compliance  officer shall determine  (among other factors)  whether the investment  opportunity  would be considered for purchase by the Trust.  The  Compliance  officer shall also  determine whether the investment  opportunity is being offered to the individual by virtue  of his or her  position  with the  Trust.]  Any  Investment
          Personnel who has been  authorized to acquire  securities in a private placement, must disclose that investment when he or she is involved in any  subsequent  consideration  of an  investment by the Trust in that issuer. In such circumstances,  Investment  Personnel with no personal interest  in the  particular  issuer  shall  independently  review the
          Trust's decision to purchase that issuer's securities);

     (b)  seek or accept anything of more than minimal value, either directly or indirectly,  from broker-dealers or other persons which, to the actual knowledge  of the  Investment  Personnel,  do  business  or  might  do business with the Trust. For purposes of this provision, the following gifts will not be considered  to be in violation of this section:  (i)
          an occasional meal; (ii) an occasional ticket to a sporting event, the theater or comparable event; and (iii) other gifts of nominal cost.

III. EXEMPTED TRANSACTIONS

     The prohibitions of Sections II(1)(b) shall not apply to:

     (1) purchases or sales of any Securities effected in any account over which the Access Person has no direct or indirect influence or control;

     (2) purchases or sales of any Securities  which are  non-volitional  on the part of the Access Person or the Trust;

     (3)  purchases of any  Securities  which are part of an automatic  dividend reinvestment plan; and

     (4) purchases of any Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its  Securities,  to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

     (5) purchases of any  Securities  effected upon the exercise of options for stock if such options  were issued to such Access  Person for services as a director of the issuer and such Access Person obtains written approval from the Compliance officer prior to exercising the option.

IV.  REPORTING, DISCLOSURE AND CERTIFICATION REQUIREMENTS

     (1)  Initial Holdings Reports. All Access Persons (excluding  Disinterested
          Trustees  who would be required  to make a report  solely by reason of being a Trustee)  shall disclose all personal  securities  holdings to the Compliance officer upon commencing employment.  The Initial Report shall be made on the form  attached as Exhibit A and shall contain the following information:

          (a)  the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect  beneficial ownership when the person became an Access Person;

          (b)  the name of any  broker,  dealer  or bank  with  whom the  Access
               Person  maintained an account in which any  securities  were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

          (c)  the date that the report is submitted by the Access Person.

          All Access  Persons  currently  employed  by the Trust and the Advisor shall submit an Initial Report to the  Compliance  officer no later than 10 days after the person becomes an Access Person

     (2) Quarterly Reports.

          (a)  All Access  Persons shall report to the Compliance  officer,  the information  described  below  in  Sub-paragraph  (2)(c)  of this
               Section with respect to transactions  in any Security,  including reportable  funds, in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security;  provided,  that all Access Persons shall not be required to make a report with respect to  transactions  effected for any  account  over which such person does not have any direct or indirect  influence  or security  transactions  in  securities which are not eligible for purchase or sale by the Trust.

          (b)  Each Disinterested Trustee who would be required to make a report solely by  reason of being a  Trustee,  need  submit a  Quarterly
               Report only if such Trustee had actual  knowledge that during the
               15-day   period   immediately   before  or  after  the  Trustee's
               transaction in a security, that the security was to be sold or to be acquired by the Trust.

          (c)  Reports  required  to be made under this  Paragraph  (2) shall be made not later than 30 days after the end of the calendar quarter in  which  the  transaction  to  which  the  report  relates  was effected.  All Access Persons,  excluding  Access Persons who are not  required to make  Quarterly  Transaction  Reports,  shall be required  to submit a report  for all  periods,  including  those periods in which no securities transactions were effected.

               A report shall be made on the form  attached  hereto as Exhibit B or on any other form containing the following information:

                    (i)  the date of the transaction, the title of the security, the interest  rate and maturity  date (if  applicable),
                         the number of shares,  and the principal amount of each
                         security involved;

                    (ii) the nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

                    (iii) the price at which the transaction was effected;

                    (iv) the name of the broker,  dealer or bank with or through whom the transaction was effected; and

                    (v)  the date the report is submitted.

               An Access Person may submit a brokerage  statement or transaction confirmation in lieu of the Report contained in Exhibit B to meet his or her  Quarterly  Reporting  Requirement,  provided that the statement contains all of the information required to be reported in Exhibit B.

               (d)  With respect to any account established by an Access Person, excluding  Access  Persons  who  are  not  required  to make
                    Quarterly Transactions Reports, in which any securities were held during the  quarter for the direct or indirect  benefit of the Access  Person,  the Access  Person  shall report the following information:

                    (i)  the name of the  broker,  dealer  or bank with whom the
                         Access Person established the account;
                    (ii) the date the account was established; and
                    (iii) the date the report is submitted.

     (3)  Annual   Holdings   Reports.   All  Access   Persons   (excluding  any
          Disinterested Trustee who would be required to make a report solely by reason of being a Trustee)  shall  disclose  all  personal  securities holdings on an annual  basis on the Form  attached as Exhibit C within
          30 days after the end of the calendar  year.  All Annual Reports shall provide information on personal securities holdings that is current as of a date no more than 30 days before the Annual  Report is submitted.
          Such Annual Reports shall contain the following information:

          (a)  the title, number of shares and principal amount of each security in which the Access Person had any direct or indirect  beneficial ownership;

          (b)  the name of any  broker,  dealer  or bank  with  whom the  Access
               Person  maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

          (c)  the date that the report is submitted by the Access Person.

     (4)  Any of the foregoing  reports may contain a statement  that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial  ownership in the security to which the report relates.

     (5)  Certification of Compliance with Code of Ethics. With the exception of the Disinterested  Trustees who are exempted from the Annual Reporting
          Requirement,  every Access Person shall certify in their Annual Report
          (attached as Exhibit C) that:

          (a)  They have read and  understand  the Code of Ethics and  recognize that they are subject thereto;

          (b)  they have complied with the  requirements  of the Code of Ethics;
               and

          (c)  they have reported all personal securities  transactions required to be  reported  pursuant  to the  requirements  of the  Code  of
               Ethics.

     (6)  Conflict of Interest.  Every Access Person shall notify the compliance officer of any  personal  conflict of interest  relationship  that may involve the Trust, such as the existence of any economic  relationship between their  transactions  and securities  held or to be acquired or sold by the Trust.

V.   REPORTING OF VIOLATIONS TO THE BOARD OF TRUSTEES

     (1)  The Compliance  officer shall  promptly  report all violations of this
          Code  of  Ethics  and the  reporting  requirements  thereunder  to the
          Trust's Board. Reports will be made in writing and distributed to each member of the Board.  The Board of the Trust will address any reported violation at its next regularly scheduled meeting or convene a special meeting,  if  necessary.  The Board of the  Advisor  will  address any reported violation as expeditiously as possible.

     (2)  The Board shall consider  reports made  hereunder and shall  determine whether  or not  this  Code of  Ethics  has  been  violated  and  what sanctions, if any, should be imposed.

VI.  ANNUAL REPORTING TO THE BOARD OF TRUSTEES

     (1)  The Compliance officer shall prepare an annual report relating to this
          Code of Ethics to the Trust's  Board.  Such annual report  shall:

          (a) summarize existing  procedures  concerning  personal investing and any changes in the procedures made during the past year;

          (b) identify any  violations  requiring  significant  remedial  action during the past year;

          (c) identify any recommended  changes in the existing  restrictions or procedures based upon the Trust's experience under its Code of Ethics, evolving  industry  practices or  developments  in applicable  laws or regulations; and

          (d) certify that the Fund has adopted procedures  reasonably necessary to prevent Access Persons from violating this Code of Ethics.

VII. ANNUAL  REPORTING OF INVESTMENT  ADVISORS AND PRINCIPAL  UNDERWRITES TO THE
     BOARD

     Any  investment  advisor or principal  underwriter  to the Trust shall also prepare an annual report to the Board that contains the information described in
Section VI (as it pertains to their particular Code of Ethics).

VII. BOARD APPROVAL

     (1) The  Board of  Trustees,  including  a  majority  of the  Disinterested
Trustees,  will  approve  the code of ethics for the Trust,  and will review the codes  of  ethics  for  each  investment  advisor,  investment  sub-advisor  and principal underwriter of the Trust as well as any material changes to such codes of ethics.  The Board of Trustees  will base its approval of a code of ethics or any material  change to the code of ethics on a  determination  that the code of ethics,  contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Rule.

     (2)  Before  approving  a code of  ethics  for the  Trust,  its  investment advisor,  investment sub-advisor or principal underwriter or any material change to such code of ethics,  the Board of Trustees will receive a certification from the Trust, investment advisor,  investment sub-advisor or principal underwriter, with respect to the applicable code of ethics or material change to such code of
ethics,  that  the  subject  organization  has  adopted  procedures   reasonably
necessary to prevent Access Persons from violating the code of ethics.

     3) The Board of Trustees  must approve a code of ethics for any  investment advisor or principal  underwriter  of the Trust before  initially  retaining the services  of  such  investment  advisor,  investment  sub-advisor  or  principal underwriter.

     4) The Board of Trustees  must approve any  material  change to the code of ethics of a subject  organization no later than six months after the adoption of such material change.

IX.  SANCTIONS

          Upon  discovering a violation of this Code,  the Board may impose such sanctions as they deem appropriate,  including among other things, a letter of censure or suspension or termination of the employment of the violator.

X.   RETENTION OF RECORDS

          The Trust will maintain,  at its principal place of business,  records as required  by Rule 17j-1 or  applicable  regulation,  and shall make such records  available  to  the  SEC or any  representative  of the  SEC at any reasonable time. Such records will include:

     (1) A copy of this Code of Ethics,  or any Code of Ethics which has been in effect  within  the  past  five  (5)  years,  shall be  preserved  in an  easily accessible place;

     (2) A record of any  violation  of this Code of  Ethics,  and of any action taken as a result of such violation,  shall be preserved in an easily accessible place for a period of not less  than  five (5)  years  following  the end of the fiscal year in which the violation occurs;

     (3) A copy of each report made by an Access Person pursuant to this Code of
Ethics shall be preserved  for a period of not less than five (5) years from the end of the  fiscal  year in which it is made,  the  first two years in an easily accessible place;

     (4) A list of all  persons  who are, or within the past five (5) years have been,  required  to make  reports  pursuant to this Code of Ethics or who are or were  responsible for reviewing these reports,  shall be maintained in an easily accessible place;

     (5) A record of any decision,  and the reasons supporting the decision,  to approve the  acquisition  by  Investment  Personnel of  securities  in a private placement or IPO, as described in Section  II(2)(a) of this Code of Ethics,  for at least five (5) years after the end of the fiscal  year in which the  approval is granted; and

     (6) A copy of each annual  report  required  under Section VI or VII for at least five (5) years after the end of the fiscal  year in which it is made,  the first two in an accessible place.

Date Revised:  February 22, 2006

                                                                       Exhibit A

                                 CODE OF ETHICS

                                 INITIAL REPORT

To the Compliance Officer of

                                |_|      The Berwyn Funds (the "Trust");

                                |_|      The Killen Group, Inc. ("TKG")

     1.   I hereby  acknowledge  receipt of a copy of the Code of Ethics for the
          Trust and TKG.

     2.   I have read and  understand the Code of Ethics and recognize that I am subject  thereto in the capacity of an "Access  Person" or "Investment
          Personnel".

     3.   Except as noted  below,  I hereby  certify that I have no knowledge of the  existence  of any  conflict  of interest  relationship  which may involve  the  Trust  or any  client  of  TKG,  such  as  any  economic relationship  between my  transactions  and  securities  held or to be acquired by the Trust or any of its series or any client of TKG.

     4.   As of the date below I had a direct or indirect  beneficial  ownership in the following Securities:

                                             Dollar
                                             Amount
                                               Of         Type of Interest
Title of Security     Number of Shares     Transaction    (Direct or Indirect)
-----------------     ----------------     -----------    --------------------

                                      A-1

     5. I hereby represent that I maintain account(s) as of the date this report is submitted in which Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below.

           Name of Broker, Bank or Dealer with Whom
                   Account Maintained                    Date Established
                   ------------------                    ----------------

Name:

Title:

Date Report Submitted:

                                      A-2

                                                                       Exhibit B

                                 CODE OF ETHICS

                    Quarterly Securities Transactions Report
                    For the Calendar Quarter Ended: _________

To the Compliance Officer of

                                |_|      The Berwyn Funds (the "Trust")
                                |_|      The Killen Group. Inc. ("TKG")

     During the  quarter  referred to above,  the  following  transactions  were effected  in  securities  of  which I had,  or by  reason  of  such  transaction acquired,  direct or indirect beneficial ownership, and which are required to be reported  pursuant to the Code of Ethics  adopted by the Trust and TKG.  Include transactions in The Berwyn Funds.

========= ============= ======== =============== ============ ================= ===== =========
                                                                                       BROKER/
                                                                                        DEALER
                                  INTEREST RATE                  NATURE OF             OR BANK
TITLE OF                           AND MATURITY    DOLLAR       TRANSACTION            THROUGH
SECURITY     DATE OF     NO. OF      DATE (if     AMOUNT OF   (Purchase, Sale,  PRICE   WHOM
           TRANSACTION   SHARES    applicable)   TRANSACTION       Other)              EFFECTED
--------- ------------- -------- --------------- ------------ ----------------- ----- ---------

--------- ------------- -------- --------------- ------------ ----------------- ----- ---------

--------- ------------- -------- --------------- ------------ ----------------- ----- ---------

--------- ------------- -------- --------------- ------------ ----------------- ----- ---------

--------- ------------- -------- --------------- ------------ ----------------- ----- ---------

--------- ------------- -------- --------------- ------------ ----------------- ----- ---------

--------- ------------- -------- --------------- ------------ ----------------- ----- ---------

--------- ------------- -------- --------------- ------------ ----------------- ----- ---------

========= ============= ======== =============== ============ ================= ===== =========

     This report (i) excludes transactions with respect to which I had no direct or indirect  influence or control,  (ii) other  transactions  not required to be reported,  and  (iii)  is not an  admission  that I have  or had any  direct  or indirect beneficial ownership in the securities listed above.

                                      B-1

     I hereby represent that I established the brokerage  accounts listed below, in which  Securities  were  held  during  the  quarter  referenced  above for my indirect or direct benefit.

          Name of Broker, Dealer or Bank with Whom
                   Account Established                 Date Established
                   -------------------                 ----------------

     Except as noted in this report,  I hereby  certify that I have no knowledge of the existence of any conflict of interest  relationship which may involve the
Trust, or any client of TKG, such as the existence of any economic  relationship between my  transactions  and securities  held or to be acquired by the Trust or any of its series, or any client of TKG.

Name:
Title:
Date Report Submitted:

                                      B-2

                                                                       Exhibit C

                                 CODE OF ETHICS

                                  ANNUAL REPORT

         To the Compliance Officer of

                                  |_|     The Berwyn Funds (the "Trust")

                                  |_|     The Killen Group, Inc. ("TKG")

          1.   I have read and  understand the Code of Ethics and recognize that
               I am subject  thereto in the  capacity  of an "Access  Person" or
               "Investment Personnel".

          2.   I hereby certify that,  during the year ended December 31, 200__,
               I have complied with the requirements of the Code of Ethics and I have reported all securities transactions required to be reported pursuant to the Code.

          3.   Except as noted below,  I hereby certify that I have no knowledge of the existence of any conflict of interest  relationship  which may involve the Trust or any client of TKG,  such as any economic relationship between my transactions and Securities held or to be acquired by the Trust or any of its series or any client of TKG.

          4.   As of December 31, 200__,  I had a direct or indirect  beneficial ownership in the following securities:

                                                        Type of Interest   Broker/Dealer or
                                      Principal Amount      (Direct or      Bank Through
Title of Security  Number of Shares  of Securities Sold     Indirect)       Whom Effected
-----------------  ----------------  ------------------     ---------       -------------

                                      B-3

          5. I hereby represent that I maintain the account(s) with the brokers, dealers or banks listed below in which Securities are held for my direct or indirect benefit.

           Name of Broker, Bank or Dealer with Whom
                        Account Maintained                 Date Established
                        ------------------                 ----------------

Name:
Title:
Date Report Submitted:

                                      B-4